SECURITIES AND EXCHANGE COMMISSION
                          WASHINGTON, D.C.  20549


                            ____________________



                                 FORM 8-K

                              CURRENT REPORT
                   Pursuant to Section 13 or 15(d) of the
                       SECURITIES EXCHANGE ACT OF 1934


                           ____________________


Date of Report:  May 7, 1999

GOLDEN CYCLE GOLD CORPORATION
(Exact name of registrant as specified in its charter)

      COLORADO                       0-11226                84-0630963
(State or other jurisdiction of    (Commission           (I.R.S. Employer
incorporation or organization)     File Number)          Identification No.)

2340 Robinson Street, Suite 201, Colorado Springs, Colorado     80904
(Address of principal executive offices)                      (Zip Code)

Registrant's telephone number, including area code:   (719) 471-9013


                           NO CHANGES
(Former name, former address and former fiscal year, if changed since last report)


Total number of sequentially numbered pages in this filing, including exhibits thereto: 3 .

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
ITEM 6.     RESIGNATION OF REGISTRANTS DIRECTORS

     Messrs. Keane, Ploesser, and Worley have decided not to stand for re-election in the forthcoming June meeting of Shareholders. Messrs. Ploesser and Worley stated that they wish to retire and Mr. Keane stated that he wished to pursue other opportunities.


EXHIBITS:
     A.  Golden Cycle Gold Corporation news release dated May 6, 1999.





SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


GOLDEN CYCLE GOLD CORPORATION




                                       R. Herbert Hampton
                                       President & CEO



Date:  May 7, 1999


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
FOR IMMEDIATE RELEASE:  Thursday, May 6, 1999

CONTACT: R. Herbert Hampton
         President & CEO
         Golden Cycle Gold Corporation
         (719) 471-9013

GOLDEN CYCLE GOLD ANNOUNCES CHANGES IN THE COMPANY'S BOARD OF DIRECTORS AND MANAGEMENT

Colorado Springs, CO - Golden Cycle Gold Corporation (PCX: GCC) announced today that Alan P. Ploesser retired as Chairman of the Board on April 29, 1999. Orville E. Anderson was elected Chairman of the Board to replace Mr. Ploesser. Mr. Anderson is a Mining Engineering graduate of the University of Toronto, and has been continuously involved in mining since 1947. Mr. Anderson's experience is broadly based, having served in varied positions of increasing responsibility in the production, engineering, exploration and management fields within mining.

The company also announced today that Birl W. Worley, Jr. retired as President and Chief Executive Officer on April 29, 1999. R. Herbert Hampton has been appointed to fill a vacancy as a director and was also appointed President and Chief Executive Officer to replace Mr. Worley. Mr. Hampton has been serving as Vice President, Finance, Secretary, and Treasurer of the company, and has been an employee of the company continuously since 1992. Prior to joining the company Mr. Hampton served as a Lieutenant Colonel, U.S. Army, for more than five years.

Both Mr. Ploesser and Mr. Worley will remain as directors of the company until the Annual Meeting of Shareholders to give continuity and support to the chairman and officers of the company. The company appreciates the many contributions of Mr. Ploesser and Mr. Worley and wishes them well in any future endeavors.

In addition, the Board of Directors set the Annual Meeting of Shareholders and Board of Directors for June 17, 1999, at the Sheraton Hotel, Colorado Springs, Colorado at 9:00 a.m. (MDT).

Golden Cycle Gold Corporation is a Colorado corporation organized to discover, develop and mine precious metal properties. The primary business of the company consists of its participation in the Cripple Creek & Victor Gold Mining Company, a joint venture with Pikes Peak Mining Company. The Joint Venture engages in gold mining activity in the Cripple Creek area of Colorado.


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